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                                                                    EXHIBIT 10.2

                            HOUSEHOLD INTERNATIONAL
                         CORPORATE EXECUTIVE BONUS PLAN
                                  JANUARY 1995


SUMMARY

The Household International Executive Bonus Plan is a short-term, annual incentive plan. The purpose of the annual bonus is to place a significant part of pay at risk and reward executives for the achievements of individual, business unit and corporate financial and operational goals. Performance goals and award opportunities will be communicated to plan participants at the beginning of each calendar year.


PARTICIPATION

Participation in the Plan will be restricted to key line and staff executives. For purposes of the Plan, participants will be divided into groups. (See attached list).

Any changes in the group of executives participating in the Plan will be made by the Chief Executive Officer, subject to the approval of the Compensation Committee in the case of any participant whose base salary must be determined by the Committee.


LEVEL OF AWARDS

The corporate measurement of performance will be earnings per share (EPS); efficiency ratio; equity to managed assets ratio; and/or reserve to charge-off ratio for managed receivables. Household's performance will be measured against pre-established minimum, target and maximum levels.

In order to reward individual performance, individual awards will vary above and below target levels in any plan year. Management may reduce bonus awards in light of overall business conditions or other exceptional circumstances.

TARGET/MAXIMUM AWARDS

Target awards will be paid for fully satisfactory financial and individual performance in a given year. The target award percentage for each group will approximate the guideline percentage shown below of the executive's base salary at the end of the plan year. The table below shows the portions of the target bonus that will be determined by corporate, business unit, and individual performance.
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                GUIDELINE % OF ANNUAL BASE SALARY DETERMINED BY


            GROUP                TARGET BONUS           MAXIMUM BONUS*
              A                       65%                   100.0%

              B                       50%                    75.0%

              C                       40%                    60.0%

              D                       35%                    52.5%

              E                       30%                    45.0%

              F                       20%                    30.0%



           Detailed information relating to the assignment and weighing of goals is available by individual and is maintained by the business unit and/or corporate.

           *The maximum award that may be paid to any executive is 150% of the target bonus for the position.


DETERMINATION OF AWARDS

A.       FINANCIAL PERFORMANCE AWARDS

         Various financial results, will determine the size of a portion of each individuals's annual bonus. A portion of the award will be paid out if achieved results are at the pre-established minimum, target or maximum financial results levels.

B.       INDIVIDUAL PERFORMANCE AWARDS

         Early in each plan year, goals for individual performance for that year will be established for each participant. The goals should require the level of performance which is expected of a fully satisfactory incumbent and must be agreed to by the immediate superior. The Compensation Committee of the Board of Directors must approve the goals for those executives whose salaries are determined by the Committee. These goals will be the primary criteria for measuring individual performance and determining the individual performance portion of the bonus for that year. The Chief Executive Officer will recommend the awards for participants, excluding himself, whose salaries are determined by the Compensation Committee of the Board of Directors. The





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         Compensation Committee will then determine the awards for all such participants, as well as the award for the Chief Executive Officer.

         The Chief Executive Officer, will determine the awards for all participants whose salaries are not determined by the Compensation Committee. The Group Executives and Senior Vice Presidents, in consultation with their appropriate subordinates, will recommend to the Chief Executive Officer the awards for all other participants.


PAYMENT OF AWARDS

Awards will be paid as soon as practical at the end of the plan period, subject to all required tax withholdings. Awards may be paid in cash, shares of Household common stock, or some combination thereof. Neither eligible participation in the plan, nor award payments thereunder shall guarantee an employee, any right to continued employment. The plan does not give any employee right or claim to an award under the program. Management reserves the right to change or discontinue the plan at any time.


ADMINISTRATIVE MATTERS

A.       PROMOTIONS

         Normally awards will be pro-rated according to the portion of the plan year that an incumbent is eligible for the bonus.

B.       EFFECT ON BENEFITS

         Payments made under this plan shall be included in an employee's income for purposes of determining pension benefits, life insurance, long-term disability, and participation in the TRIP plan.

C.       TERMINATION OF EMPLOYMENT

         Normally awards will be pro-rated in the case of death, permanent and total disability, or retirement under one of the Corporation's pension plans during a plan year. If a participant terminates employment for any other reason prior to the last working day of a plan year, he will normally forfeit any right to an award for the plan year.

                            THE GOAL SETTING PROCESS

Before the beginning of the plan year, the manager and subordinate will meet in a goal setting session. The purpose of the session is





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to discuss areas where goals will be established and agree on their priority and establish the number of points that will be earned based upon various levels of achievement during the plan period.

                    PREPARATION FOR THE GOAL SETTING MEETING

To prepare for the goal setting session with the bonus eligible subordinate, the manager should have a clear idea of function or department goals and objectives for the plan year, priorities for the subordinate's unit or area, and three or four possible objectives to suggest as appropriate. During the session, the manager's role will be to direct the discussion and ensure that its results are jointly understood.

The subordinate will prepare for the session by establishing a list of priorities for the unit or area during the plan year, and developing four to eight potential goals for discussion. The subordinate's role during the session will be to actively discuss goals and expected levels of achievement with the manager in order to ensure that the final agreement is realistic and achievable and that there is a clear understanding of expected performance and the amount of bonus associated with various levels of achievement.

                          GUIDELINES FOR SETTING GOALS

For the purpose of establishing goals for the plan year, the following criteria should apply:

         They should be consistent and supportive of goals reflected in the Company's strategic business plans.

         They should be primarily job or task oriented. They must be realistic and achievable yet challenging with build in "stretch" to test individual capabilities. They should clearly specify action, tasks or results to be accomplished as well as a clear understanding of how the accomplishment will be evaluated.

         They must be understood and agreed to by both the manager and the subordinate.

Setting goals for staff positions is somewhat more difficult than for line-type positions because staff performance is usually not measured numerically and rarely lends itself to quantitative measurement. Staff responsibilities tend to be contributory, interpretive and are more easily measured qualitatively. Frequently, the goals may include completion of specific projects. Non-quantitative goals should clearly state the criteria that will be used for evaluating successful achievement.

The results of the goal setting process will be documented in the





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format of the Executive Bonus Plan Goal Setting Form and approved by the appropriate level of management.






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                                                                   Rev. 12/31/95

                  CORPORATE EXECUTIVE BONUS PLAN POSITIONS
                  ----------------------------------------

GROUP/TITLE

GROUP A - 65%/100%
Group Executive U.S. BankCard & Retail Services
Group Executive U.S. Consumer Finance & Canada
Group Executive Insurance, U.S. Consumer Banking, Auto
  Finance & the U.K.

GROUP B - 50%/75%
SVP Chief Financial Officer

GROUP C - 40%/60%
VP Chief Information Officer
VP General Counsel
VP Human Resources

GROUP D - HEADS OF MAJOR BUSINESS UNITS OR STAFF UNITS -
35%/52-1/2%
Group Executive Commercial Finance

GROUP E - HEADS OF MAJOR BUSINESS SEGMENTS OR STAFF UNITS -
30%/45%
Assistant General Counsel & Corporate Secretary
*Director Operations U.K.
Managing Director & CEO USCB
*Managing Director Canada
Managing Director Carlson Joint Venture
*Managing Director/CEO-U.K.
Managing Director/Chief Financial Officer-HCS
Managing Director HRSI
Managing Director Marketing & Risk Management (HCS)
Managing Director Operations, Systems & Human Resources (HCS)
Managing Director-Strategic Initiatives & Partnership
  Alliances (HCS)
President & Ceo - HLIC
President Equipment Finance-HCFS
VP Chief Credit Officer
VP Controller HI
VP Governmental Relations
VP Strategy & Development
VP Taxes
VP Treasurer





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GROUP F - CORPORATE STAFF DEPARTMENTS - 20%/30%

Business Analysis
-----------------
Director Business Analysis
Director Credit Policy Administration

Controller
----------
Deputy Controller-External Reporting
Director Analysis & Projects
Director Asset Backed Financings
Director Business Treasury Services
Director Corporate Financial Information Systems
Director Federal/State Tax Compliance
Director Federal Tax Audit
Director Financial Data Management
Director Internal Audit-Financial Services
Director Internal Management Reporting & Analysis
Director Planning
Director Regulatory Reporting
Director Strategy & Development
Director Tax Planning & Tax Counsel
Treasury Controller
VP Audit
VP Data Administration
VP Finance & Administration
VP Financial Control
VP Insurance & Risk Finance
VP Money & Capital Markets
VP Specialty Finance

General Counsel
---------------
Assistant General Counsel Employee Relations
Assistant General Counsel Litigation
General Counsel
Group General Counsel
VP Government Relations & Public Affairs
VP State Governmental Relations

Human Resources
---------------
Director Human Resources Development
Director Human Resources HI
VP Compensation
VP Human Resources Administration





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HOUSEHOLD CREDIT SERVICES:
-------------------------
Household Credit Services
-------------------------
Controller HCS
Director Business Planning
Director Business Systems-HCS
Director Business Treasury Services
Director Combined Card
Director Fraud & Operations
Director HBNA Product
Director HCS
Director National Telephone Services
Director Nevada Operations
Director Real Estate, Facilities & Financial Operations
Director Risk Control
Group Director GM Marketing
Group Director Information Systems
Group Director Risk Control
Group Director Risk Management
National Director Human Resources HCS

HRSI
----
Director Business Systems
Group Director Administration
VP Chief of Marketing & Sales HRSI
VP Director Marketing
VP Director of Sales HRSI

Mexico
------
*Director Operations Mexico
*Executive Director Mexico

U.S. CONSUMER FINANCE & CANADA:
------------------------------

HFC Home Office Staff
---------------------
Group Business Technology Group Officer
Group Financial Control Officer
VP Credit Risk USCF
VP Strategic Initiatives

HFC National Processing Center
------------------------------
Director Auto Finance Policy/Compliance Support
Director Collections HFPCS
Director Customer Service
Director Human Resources HFC





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Director Operations Support
Director Policy/Compliance/Project Control
Director Risk Control
VP Chief Financial Officer
VP Collections USCF
VP Credit Risk & Affiliate Transactions HFCPS
VP Customer Fulfillment & Servicing
VP Household Recovery Services
VP National Appraisal Director

HFS
---
Chief Financial Officer HFS
Group VP Indirect Lending
VP Director of Credit Services
VP ITT Portfolio
VP Non-Performing Assets

Canada
------
Director Collections RSC
Director Financial Control
Director Human Resources
Director Law & Compliance
Director Marketing
Director Merchant Sales
Director Risk Management
*Director Technology & Planning-Canada
*Director Wholesale Lending Canada
*Executive Director MRSL Canada
General Manager-Processing
*National Director of Sales-Canada
Treasurer

U.S. CONSUMER BANKING & U.K.:
----------------------------

HFC Auto
--------
VP Adminstration Auto
VP Credit Cycle
VP Servicing

Household Bank
--------------
Director Student Loan Business
SVP Retail Banking
VP Financial Administration
VP Market Development & Risk Management





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HLIC
----
Director Internal Audit Financial Services
Director Product Development
Director Senior Investment Officer
Executive Director Affiliated Marketing
Executive Director General Counsel & Corporate Secretary AHL

U.K.
----
Chief Financial Officer
Director Applications & Acquisitions
Director Business Relationships
Director Collections
Director Credit Card Services
Director Credit Policy
Director Dealer Support
Director Insurance Services
Director Internal Audit
Director Legal
Director Operations Support
Director Personal Banking U.K.
Director Production Personal Banking U.K.
Director Property & Facilities
Division General Manager
Finance Director-Insurance/Compliance Officer
Group Financial Controller
General Manager Bank Marketing
General Manager Business Control
General Manager HDB Marketing
Operations, Compensation & Benefits Manager
Sales Director Central Lending
Sales Director HFC Finance
Sales Director Insurance
Senior Manager Credit Policy
*Special Assistant to Managing Director/CEO U.K.
Training & Development Manager

HTS
---
Director Business Systems
Director Cash Operations
Director Corporate Security Management
Director Data Center Operations & Systems Programming
VP Administration HTS
VP Application Systems
VP Chief Financial Officer HTS
VP Data Center Operations
VP Facilities Management
VP Human Resources HTS
VP Item Processing





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VP Networked Systems

* Position held by expatriate.





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